Exhibit 99.2

To All Members of the Board of Directors of Whitney Information Network,

I hereby resign, effective immediately, from my positions as a director of Whitney Information Network, any subsidiary or affiliate of Whitney for which I am a director, and any committees of the board of any of the foregoing entities.

Sincerely,

Anthony B. Petrelli

Anthony B. Petrelli
Senior Vice President
Managing Director — Investment Banking
Neidiger, Tucker, Bruner, Inc.
1331 Seventeenth Street, Suite 400
Denver, CO  80202